As filed with the U.S. Securities and Exchange Commission on August 16, 2023.

Registration No. 333-272535

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 3 TO

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Modern Mining Technology Corp.

(Exact name of Registrant as specified in its charter)

British Columbia, Canada	5093	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Modern Mining Technology Corp.
1055 West Georgia Street, 1500 Royal Centre
Vancouver, British Columbia, V6E 4N7, Canada
Tel: +1 (984) 235-6778
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
Tel: +1 (212) 947-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Mark C. Lee Juan J. Grana Rimon, P.C. 423 Washington Street, Suite 600 San Francisco, California 94111 Tel: +1 (916) 603 3444	Thomas A. Fenton Aird & Berlis LLP Brookfield Place, 181 Bay Street, Suite 1800 Toronto, Canada M5J 2T9 Tel: +1 (416) 865-4631	Virgil Hlus Clark Wilson, LLP 900-885 West Georgia Street Vancouver, British Columbia V6C 3H1 Tel: +1 (604) 687-5700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging Growth Company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 3 to Form F-1 Registration Statement (File No. 333-272535) is being filed solely for the purpose of filing Exhibit 107, and no changes or additions are being made hereby to the prospectus which forms a part of the Registration Statement. Accordingly, the prospectus and other parts of the Registration Statement have been omitted from this filing.

Item 8. Exhibits and Financial Statements Schedule

(a)	The following exhibits are filed as part of this Registration Statement and are numbered in accordance with Item 601 of Regulation S-K:

Exhibit Number	Description
1.1*	Form of Underwriting Agreement between Modern Mining Technology Corp. and ThinkEquity LLC
1.2*	Form of Lock-Up (12 Months)
1.3*	Form of Lock-Up (18 Months)
2.1*	Merger Agreement and Plan of Reorganization among 1285896 B.C. Ltd. and Urban Mining International Inc. and Urban Mining Merger Sub, Inc. dated August 19, 2021, and amended August 26, 2021.
3.1*	Certificate of Incorporation of Modern Mining Technology Corp.
3.2+*	Notice of Articles of Modern Mining Technology Corp.
3.3*	Articles of Modern Mining Technology Corp.
4.1*	Indenture between Modern Mining Technology Corp. and Computershare Trust Company of Canada dated April 7, 2022.
4.2*	Investor Rights Agreement dated July 13, 2022 between Modern Mining Technology Corp. and Kuljit (Jeet) Basi.
4.3*	Investor Rights Agreement dated August 31, 2022 between Modern Mining Technology Corp. and Kuljit (Jeet) Basi.
4.4*	Amendment to Investor Rights Agreement dated November 3, 2022 between Modern Mining Technology Corp. and Kuljit (Jeet) Basi.
5.1*	Opinion of Aird & Berlis LLP.
8.1*	Opinion of Aird & Berlis LLP as to Canadian tax matters (included in Exhibit 5.1).
10.1§*	Equity Incentive Plan dated July 6, 2022.
10.2*	Form of Indemnity Agreement with directors and executive officers.
10.3*	Interest Bearing Promissory Note payable by Urban Mining International Inc. to Basil Botha dated July 15, 2021.
10.4*	Interest Bearing Promissory Note payable by Urban Mining International Inc. to Basil Botha dated March 29, 2021.
10.5*	Interest Bearing Promissory Note payable by Urban Mining International Inc. to Basil Botha dated March 15, 2021.
10.6*	Form of Common Share Subscription Agreement in connection with the Modern Mining Technology Corp.’s November 9, 2021 private placement.
10.7*	Form of Warrant Subscription Agreement in connection with the Modern Mining Technology Corp.’s August 7, 2021 private placement.
10.8*	Form of Investor Rights Warrant dated August 7, 2021.
10.9*	Form of Performance Warrant exercisable upon $10,000,000 and $20,000,000 gross sales, respectively, dated August 30, 2021.
10.10*	Form of Share Award Agreement dated February 1, 2021 between Urban Mining International Inc. and various directors.
10.11*	Form of Subscription Agreement to purchase shares of common shares and warrants of Urban Mining International, Inc., dated January 2021.
10.12*	Form of Subscription Agreement to purchase shares of common shares and warrants of Urban Mining International, Inc., dated July 2020.
10.13*	Form of Share Award Agreement dated July 2020 by Urban Mining International Inc.

Exhibit Number	Description
10.14*	Form of Subscription Agreement to purchase shares of common shares of Urban Mining International, Inc., dated November 2020.
10.15*	Form of Share Award Agreement dated November 18, 2020 by Urban Mining International Inc.
10.16+*	Transition Agreement, dated February 28, 2022 between Modern Mining Technology Corp. and Basil Botha.
10.17*	Lease Agreement, dated September 21, 2022, between Modern Mining Technology Corp. and Grand Ventures, LLC.
10.18*	Form of Consent to Automatic Exercise of Warrant
10.19*	Amending Agreement, dated June 30, 2023 between Modern Mining Technology Corp. and Basil Botha
10.20*	Form of Evotus Inc. (predecessor to Urban Mining International, Inc.) 2020 Warrant.
14.1*	Code of Business Conduct and Ethics of Modern Mining Technology Corp.
14.2*	Whistleblower Policy of Modern Mining Technology Corp.
14.3*	Related Party Transactions Policy of Modern Mining Technology Corp.
14.4*	Conflict Minerals Policy
21.1*	List of subsidiaries of Modern Mining Technology Corp.
23.1*	Consent of Aird & Berlis LLP (included in Exhibit 5.1).
23.2*	Consent of MNP LLP, independent registered public accounting firm.
24.1*	Power of Attorney (included on the signature page to this Registration Statement).
99.1*	Request for Waiver under Item 8.A.4.
107	Filing Fee Table

*	Previously filed.
§	Indicates compensatory plan.
+	Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Regulation S-K, Item (601)(b)(10).

(b)	Financial Statements Schedules

See our Financial Statements starting on page F-1. All other schedules have been omitted because they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

(c)	Filing Fee

A table furnishing the calculation of filing fees paid for the securities being registered hereby is set forth in Exhibit 107 to this Registration Statement in the manner required by Item 601(b)(107) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Colombia, Canada on August 16, 2023.

Modern Mining Technology Corp.

Date: August 16, 2023	By:	/s/ Kuljit (Jeet) Basi
		Name:	Kuljit (Jeet) Basi
		Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Kuljit (Jeet) Basi		Date: August 16, 2023
Name:	Kuljit (Jeet) Basi
Title:	President, Chief ExecutiveOfficer and Director (Principal Executive Officer)

/s/ Olga Balanovskaya		Date: August 16, 2023
Name:	Olga Balanovskaya
Title:	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

*		Date: August 16, 2023
Name:	Sean Bromley
Title:	Director

*		Date: August 16, 2023
Name:	Matt Chatterton
Title:	Director

*		Date: August 16, 2023
Name:	Mark Zorko
Title:	Director

*		Date: August 16, 2023
Name:	Michael Hepworth
Title:	Director

/s/ Kuljit (Jeet) Basi		Date: August 16, 2023
Name:	Kuljit (Jeet) Basi
Title:	Attorney-in-Fact

Signature of Authorized U.S. Representative of Registrant

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Modern Mining Technology Corp., has signed this registration statement on August 16, 2023.

/s/ Mark Zorko
Name: Mark Zorko

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